Exhibit 24.1

Powers of Attorney

Each person whose signature appears below constitutes and appoints Bob Sasser, James A. Gorry, III and Kathleen Mallas, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to the specific registration statements listed below (“Registration Statements”), with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Registration Statements

1.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 2005 Employee Stock Purchase Plan (formerly known as the Dollar Tree Stores, Inc. 2005 Employee Stock Purchase Plan) (Registration No. 333-126286)

2.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 2004 Executive Officer Equity Plan (formerly known as the Dollar Tree Stores, Inc. 2004 Executive Officer Equity Plan) (Registration No. 333-117337)

3.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 2003 Director Deferred Compensation Plan (formerly known as the Dollar Tree Stores, Inc. 2003 Director Deferred Compensation Plan) (Registration No. 333-106886)

4.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan (formerly known as the Dollar Tree Stores, Inc. 2003 Non-Employee Director Stock Option Plan) (Registration No. 333-106884)

5.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 2003 Equity Incentive Plan (formerly known as the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan) (Registration No. 333-106883)

6.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. 1998 Special Stock Option Plan (formerly known as the Dollar Tree Stores, Inc. 1998 Special Stock Option Plan) (Registration No. 333-61139)

7.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. Employee Stock Purchase Plan (formerly known as the Dollar Tree Stores, Inc. Employee Stock Purchase Plan) (Registration No. 33-92814)

8.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. Stock Incentive Plan (formerly known as the Dollar Tree Stores, Inc. Stock Incentive Plan) (Registration No. 333-41248)

9.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. Stock Incentive Plan (formerly known as the Dollar Tree Stores, Inc. Stock Incentive Plan) (Registration No. 33-92812)

10.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. Stock Incentive Plan (formerly known as the Dollar Tree Stores, Inc. Stock Incentive Plan) (Registration No. 333-38735)

11.
The registration of Dollar Tree, Inc. (formerly known as Dollar Tree Stores, Inc.) common stock to be issued pursuant to the Dollar Tree, Inc. Amended and Restated Stock Option Plan (formerly known as the Dollar Tree Stores, Inc. Amended and Restated Stock Option Plan) (Registration No. 33-92816)

IN WITNESS WHEREOF, the undersigned have executed these powers of attorney.

Name	Title	Date

/s/ Macon F. Brock, Jr.		March 13, 2008
Macon F. Brock, Jr.	Chairman of the Board

/s/ Bob Sasser	President, Chief Executive	March 13, 2008
Bob Sasser	Officer and Director

/s/ Arnold S. Barron	Director	March 13, 2008
Arnold S. Barron

/s/ Mary Anne Citrino	Director	March 13, 2008
Mary Anne Citrino

/s/ H. Ray Compton	Director	March 13, 2008
H. Ray Compton

/s/ Richard G. Lesser	Director	March 13, 2008
Richard G. Lesser

/s/ Lemuel E. Lewis	Director	March 13, 2008
Lemuel E. Lewis

/s/ J. Douglas Perry	Director	March 13, 2008
J. Douglas Perry

/s/ Thomas A. Saunders, III	Director	March 13, 2008
Thomas A. Saunders, III

/s/ Eileen R. Scott	Director	March 13, 2008
Eileen R. Scott

/s/ Thomas E. Whiddon	Director	March 13, 2008
Thomas E. Whiddon

/s/ Alan Wurtzel	Director	March 13, 2008
Alan Wurtzel

/s/ Dr. Carl P. Zeithaml	Director	March 13, 2008
Dr. Carl P. Zeithaml